Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn/Ferry International Announces First Quarter Fiscal 2014

Results of Operations

Key highlights for the first quarter of fiscal 2014 are as follows:

•	Korn/Ferry reports Q1 FY’14 fee revenue of $228.4 million, an increase of 22% compared to Q1 FY’13. Excluding the prior year acquisitions, quarterly fee revenue increased 7% (8% on a constant currency basis) from Q1 FY’13.

•	Fee revenue in Executive Recruitment grew 7% (8% on a constant currency basis), from Q1 FY’13 to Q1 FY’14 and, excluding the prior year acquisitions, first quarter fee revenue in Leadership & Talent Consulting services grew 11% (12% on a constant currency basis) compared to the year-ago quarter.

•	Fee revenue in Futurestep grew 3% from Q1 FY’13 to Q1 FY’14.

•	Q1 FY’14 adjusted EBITDA margin was 14% compared to adjusted EBITDA margin of 11% in Q1 FY’13.

•	Q1 FY’14 adjusted diluted earnings per share was $0.33 compared to adjusted diluted earnings per share of $0.22 in Q1 FY’13, excluding restructuring, separation and integration/acquisition costs of $6.6 million in Q1 FY’14. No such costs were incurred in Q1 FY’13. Including such costs, Q1 FY’14 diluted earnings per share was $0.24.

Los Angeles, CA, September 5, 2013 - Korn/Ferry International (NYSE: KFY), a premier global provider of talent management solutions, announced first quarter fee revenue of $228.4 million and adjusted diluted earnings per share of $0.33, excluding restructuring, separation and integration/acquisition costs of $6.6 million. Including such costs, diluted earnings per share was $0.24 in the three months ended July 31, 2013.

“I am pleased with our continued momentum and operating results during the first quarter. With our leadership team effectively driving our strategy, we have increased revenue within our flagship Search business and broader talent management offering year over year – most important with strong margin expansion and earnings per share growth in the quarter, on an adjusted basis” said Gary D. Burnison, CEO, Korn/Ferry International. “We are making our brand more elastic with 40 percent of the revenue mix from broader talent management offerings in the quarter. Today’s businesses are increasingly borderless and knowledge-based, and asking their workforce to do much more, with much less. Irrespective of industry or geography, talent is a driver of success. Accordingly, Korn/Ferry is transforming its business, helping organizations navigate this complex environment by linking their business and talent strategies.”

Financial Results

(dollars in millions, except per share amounts)

	First Quarter
	FY’14	FY’13
Fee revenue	$228.4	$186.7
Total revenue	$237.6	$196.0
Operating income	$16.6	$17.0
Operating margin	7.3%	9.1%
Net income	$11.4	$10.4
Basic earnings per share	$0.24	$0.22
Diluted earnings per share	$0.24	$0.22

EBITDA Results (a):	First Quarter
	FY’14	FY’13
EBITDA	$25.3	$20.4
EBITDA margin	11.1%	10.9%

Adjusted Results (b):	First Quarter
	FY’14	FY’13
Operating income	$23.2	$17.0
Operating margin	10.2%	9.1%
EBITDA (a)	$31.9	$20.4
EBITDA margin (a)	14.0%	10.9%
Net income	$16.0	$10.4
Basic earnings per share	$0.34	$0.22
Diluted earnings per share	$0.33	$0.22

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (net of recoveries) and/or transaction, integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’14	FY’13
Restructuring charges	$3.7	$—
Separation costs	$2.5	$—
Integration/acquisition costs	$0.4	$—

Fee revenue was $228.4 million in Q1 FY’14, an increase of $41.7 million, or 22% (23% on a constant currency basis), compared to Q1 FY’13, primarily driven by a $31.7 million and a $9.2 million increase in fee revenue in Leadership & Talent Consulting and Executive Recruitment, respectively. The overall fee revenue increase was driven by fee revenue growth in the industrial, life science/healthcare, financial services and consumer sectors. Excluding the PDI Ninth House and Global Novations acquisitions (the “prior year acquisitions”), fee revenue was $199.9 million in Q1 FY’14, an increase of 7% compared to the year-ago quarter (8% on a constant currency basis).

Compensation and benefit expenses were $152.8 million in Q1 FY’14, an increase of $24.8 million, or 19%, compared to Q1 FY’13. The prior year acquisitions contributed $17.2 million to the increase in compensation and benefit expenses. The remainder of the increase was due to an increase in performance related bonus expense, separation costs and an increase in the fair value of amounts owed under certain deferred compensation plans, which amounts were offset by an increase in the fair value of marketable securities classified as trading in other income (loss), net.

General and administrative expenses were $39.9 million in Q1 FY’14, an increase of $6.5 million, or 19%, compared to Q1 FY’13. The prior year acquisitions contributed $4.5 million to the increase in general and administrative expenses in Q1 FY’14 compared to Q1 FY’13. The rest of the increase was due to increases in legal and professional fees and marketing and business development expenses.

As previously disclosed, during Q1 FY’14, the Company continued with the integration of PDI Ninth House by consolidating and eliminating redundant office space in select offices and consolidating certain overhead functions. As a result, the Company recorded net restructuring charges and incurred integration/acquisition costs, as well as separation costs in Q1 FY’14. Adjusted EBITDA was $31.9 million in Q1 FY’14, an increase of $11.5 million, or 56%, compared to Q1 FY’13. Adjusted EBITDA margin was 14.0% and 10.9% in Q1 FY’14 and Q1 FY’13, respectively.

On a GAAP basis, operating income was $16.6 million in Q1 FY’14, a decrease of $0.4 million, or 2% compared to Q1 FY’13 resulting in a margin of 7.3% in the current quarter compared to 9.1% in the year-ago quarter.

Balance Sheet and Liquidity

Cash and marketable securities were $280.4 million at July 31, 2013, compared to $366.0 million at April 30, 2013. Cash and marketable securities include $111.7 million held in trust for deferred compensation plans at July 31, 2013, compared to $98.0 million at April 30, 2013. Cash and marketable securities decreased by $85.6 million from April 30, 2013, mainly due to the payment of FY’13 annual bonuses in Q1 FY’14 and the contingent consideration paid to selling shareholders of PDI Ninth House partially offset by cash provided by operating activities.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	First Quarter
	FY’14	FY’13
Fee revenue	$136.6	$127.4
Total revenue	$142.5	$133.2
Operating income	$28.3	$22.4
Operating margin	20.7%	17.6%
Ending number of consultants	416	415
Average number of consultants	408	408
Engagements billed	2,790	2,631
New engagements (a)	1,216	1,210

EBITDA Results (b):	First Quarter
	FY’14	FY’13
EBITDA	$30.5	$24.9
EBITDA margin	22.3%	19.6%

Adjusted Results (c):	First Quarter
	FY’14	FY’13
Operating income	$29.6	$22.4
Operating margin	21.7%	17.6%
EBITDA (b)	$31.8	$24.9
EBITDA margin (b)	23.3%	19.6%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’14	FY’13
Restructuring charges	$1.3	$—

Executive Recruitment

Fee revenue was $136.6 million in Q1 FY’14, an increase of $9.2 million, or 7% (8% on a constant currency basis), compared to Q1 FY’13. The increase in fee revenue was driven by fee revenue increases in Europe, Asia, and North America partially offset by a decrease in Latin America. This increase is primarily attributed to a 6% increase in the number of executive recruitment engagements billed and a 1% increase in the weighted-average fee billed per engagement compared to the year-ago quarter.

On a GAAP basis, operating income was $28.3 million in Q1 FY’14, an increase of $5.9 million, or 26%, compared to Q1 FY’13 resulting in an operating margin of 20.7% in the current quarter compared to 17.6% in the year-ago quarter. This increase is primarily attributed to the $9.2 million increase in fee revenue in Q1 FY’14 as compared to Q1 FY’13 and a decrease of $1.6 million in general and administrative expenses offset by an increase of $3.8 million in compensation and benefit expenses driven by an increase in performance related bonus expense and we incurred restructuring expenses of $1.3 million in Q1 FY’14, and none in Q1 FY’13. The decrease in general and administrative expenses was due to a decrease in legal and professional fees and travel expenses as a result of cost control initiatives and a reduction in the foreign exchange loss in Q1 FY’14 compared to Q1 FY’13.

Adjusted EBITDA was $31.8 million during Q1 FY’14, an increase of $6.9 million, or 28%, compared to Q1 FY’13. Adjusted EBITDA margin was 23.3%, in Q1 FY’14 compared to 19.6% in Q1 FY’13 due to an increase in fee revenue and lower incremental operating costs.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	First Quarter
	FY’14	FY’13
Fee revenue	$60.1	$28.4
Total revenue	$62.1	$29.8
Operating income	$4.3	$4.3
Operating margin	7.2%	15.0%
Ending number of consultants (a)	134	48
Staff utilization (b)	65%	64%

EBITDA Results (c):	First Quarter
	FY’14	FY’13
EBITDA	$7.2	$4.9
EBITDA margin	12.1%	17.2%

Adjusted Results (d):	First Quarter
	FY’14	FY’13
Operating income	$5.5	$4.3
Operating margin	9.1%	15.0%
EBITDA (c)	$8.4	$4.9
EBITDA margin (c)	14.0%	17.2%

(a)	Represents number of employees originating consulting services. FY’14 includes approximately 76 consultants from the prior year acquisitions.
(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.
(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’14	FY’13
Restructuring charges	$1.2	$—

Leadership & Talent Consulting

Fee revenue was $60.1 million in Q1 FY’14, an increase of $31.7 million, or 112% (113% on a constant currency basis), from the year-ago quarter. Excluding the prior year acquisitions, the increase in fee revenue in Q1 FY’14 was $3.2 million, or 11% (12% on a constant currency basis) compared to Q1 FY’13. The increase in fee revenue (excluding the prior year acquisitions) was primarily due to an increase in consulting fee revenue driven by a 14% increase in the number of clients in Q1 FY’14 compared to Q1 FY’13.

On a GAAP basis, operating income was $4.3 million in both Q1 FY’14 and Q1 FY’13, resulting in an operating margin of 7.2% in the current quarter compared to 15.0% in the year-ago quarter. This decrease in operating margin is primarily attributed to acquisition related increases in operating expenses offset by an increase in fee revenue.

Adjusted EBITDA was $8.4 million during Q1 FY’14, an increase of $3.5 million, or 71%, compared to Q1 FY’13, primarily due to the prior year acquisitions. Adjusted EBITDA margin was 14.0% compared to 17.2% in Q1 FY’13 and was negatively impacted, in part by incremental infrastructure and support services costs related to the prior year acquisitions as previously discussed in Q4 FY’13.

Selected Futurestep Data

(dollars in millions)

	First Quarter
	FY’14	FY’13
Fee revenue	$31.7	$30.9
Total revenue	$33.0	$33.0
Operating income	$2.5	$3.2
Operating margin	8.0%	10.3%
Engagements billed	1,230	1,234
New engagements (a)	625	645

EBITDA Results (b):	First Quarter
	FY’14	FY’13
EBITDA	$3.5	$3.5
EBITDA margin	11.1%	11.3%

Adjusted Results (c):	First Quarter
	FY’14	FY’13
Operating income	$3.7	$3.2
Operating margin	11.6%	10.3%
EBITDA (b)	$4.7	$3.5
EBITDA margin (b)	14.7%	11.3%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	First Quarter
	FY’14	FY’13
Restructuring charges	$1.2	$—

Futurestep

Fee revenue was $31.7 million in Q1 FY’14, an increase of $0.8 million, or 3%, compared to the year-ago quarter. The increase in fee revenue was driven by a 3% increase in weighted-average fee billed per engagement in Q1 FY’14 compared to Q1 FY’13, which was driven by increases in recruitment process outsourcing and recruitment.

On a GAAP basis, operating income was $2.5 million in Q1 FY’14, a decrease of $0.7 million, compared to Q1 FY’13 resulting in an operating margin of 8.0% in the current quarter compared to 10.3% in the year-ago quarter. The decrease in operating income was due to restructuring expenses of $1.2 million and an increase in costs to execute resource process outsourcing engagements offset by an increase in fee revenue.

Adjusted EBITDA was $4.7 million during Q1 FY’14, an increase of $1.2 million, or 34%, compared to Q1 FY’13, due primarily to the increase in fee revenue. Adjusted EBITDA margin increased to 14.7% in Q1 FY’14 compared to 11.3% in Q1 FY’13 due to an increase in fee revenue.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, fee revenue is expected to be in the range of $225 million to $237 million in Q2 FY’14 and diluted earnings per share are likely to be in the range of $0.32 to $0.38.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE: KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, deploy, develop and reward their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn/Ferry’s performance as excluding the impact of exchange rate changes on Korn/Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended July 31,
	2013	2012
	(unaudited)
Fee revenue	$228,437	$186,694
Reimbursed out-of-pocket engagement expenses	9,150	9,329

Total revenue	237,587	196,023

Compensation and benefits	152,770	128,036
General and administrative expenses	39,871	33,443
Reimbursed expenses	9,150	9,329
Cost of services	9,509	4,464
Depreciation and amortization	5,944	3,742
Restructuring charges, net	3,682	—

Total operating expenses	220,926	179,014

Operating income	16,661	17,009
Other income (loss), net	2,267	(1,017)
Interest expense, net	(591)	(599)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	18,337	15,393
Income tax provision	7,385	5,605
Equity in earnings of unconsolidated subsidiaries, net	465	630

Net income	$11,417	$10,418

Earnings per common share:
Basic	$0.24	$0.22

Diluted	$0.24	$0.22

Weighted-average common shares outstanding:
Basic	47,665	46,810

Diluted	48,519	47,655

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended July 31,
	2013		2012	% Change
Fee Revenue:
Executive recruitment:
North America	$74,147		$72,106	3%
EMEA	34,377		29,823	15%
Asia Pacific	21,128		17,383	22%
South America	7,003		8,134	(14%)

Total executive recruitment	136,655		127,446	7%
Leadership & Talent Consulting	60,062		28,392	112%
Futurestep	31,720		30,856	3%

Total fee revenue	228,437		186,694	22%
Reimbursed out-of-pocket engagement expenses	9,150		9,329	(2%)

Total revenue	$237,587		$196,023	21%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin
Operating Income:
Executive recruitment:
North America	$16,324	22.0%	$18,074	25.1%
EMEA	5,960	17.3%	1,788	6.0%
Asia Pacific	4,500	21.3%	498	2.9%
South America	1,496	21.4%	2,089	25.7%

Total executive recruitment	28,280	20.7%	22,449	17.6%
Leadership & Talent Consulting	4,335	7.2%	4,262	15.0%
Futurestep	2,545	8.0%	3,182	10.3%
Corporate	(18,499)		(12,884)

Total operating income	$16,661	7.3%	$17,009	9.1%

Restructuring, Separation, and Integration/Acquisition Costs, net:
Executive recruitment:
North America	$816	1.1%	$—	—
EMEA	460	1.4%	—	—
Asia Pacific	60	0.3%	—	—
South America	—	—	—	—

Total executive recruitment	1,336	1.0%	—	—
Leadership & Talent Consulting	1,149	1.9%	—	—
Futurestep	1,134	3.6%	—	—
Corporate	2,957		—

Total restructuring, separation, and integration/acquisition costs, net	$6,576	2.9%	$—	—

		Margin		Margin
Adjusted Operating Income: (Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)
Executive recruitment:
North America	$17,140	23.1%	$18,074	25.1%
EMEA	6,420	18.7%	1,788	6.0%
Asia Pacific	4,560	21.6%	498	2.9%
South America	1,496	21.4%	2,089	25.7%

Total executive recruitment	29,616	21.7%	22,449	17.6%
Leadership & Talent Consulting	5,484	9.1%	4,262	15.0%
Futurestep	3,679	11.6%	3,182	10.3%
Corporate	(15,542)		(12,884)

Total adjusted operating income	$23,237	10.2%	$17,009	9.1%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31, 2013	April 30, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$150,426	$224,066
Marketable securities	9,720	20,347
Receivables due from clients, net of allowance for doubtful accounts of $8,978 and $9,097 respectively	182,177	161,508
Income taxes and other receivables	6,452	8,944
Deferred income taxes	4,051	3,511
Prepaid expenses and other assets	32,701	28,724

Total current assets	385,527	447,100

Marketable securities, non-current	120,253	121,569
Property and equipment, net	51,906	53,628
Cash surrender value of company owned life insurance policies, net of loans	87,583	85,873
Deferred income taxes	59,716	63,203
Goodwill	257,626	257,293
Intangible assets, net	56,027	58,187
Investments and other assets	29,554	28,376

Total assets	$1,048,192	$1,115,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$20,045	$19,460
Income taxes payable	7,477	5,502
Compensation and benefits payable	95,596	160,298
Other accrued liabilities	65,542	83,291

Total current liabilities	188,660	268,551

Deferred compensation and other retirement plans	162,965	159,706
Other liabilities	20,776	22,504

Total liabilities	372,401	450,761

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 61,773 and 61,022 shares issued and 49,296 and 48,734 shares outstanding, respectively	434,495	431,508
Retained earnings	247,507	236,090
Accumulated other comprehensive loss, net	(5,714)	(2,631)

Stockholders’ equity	676,288	664,967
Less: notes receivable from stockholders	(497)	(499)

Total stockholders’ equity	675,791	664,468

Total liabilities and stockholders’ equity	$1,048,192	$1,115,229

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended July 31, 2013			Three Months Ended July 31, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$228,437		$228,437	$186,694		$186,694
Reimbursed out-of-pocket engagement expenses	9,150		9,150	9,329		9,329

Total revenue	237,587		237,587	196,023		196,023

Compensation and benefits	152,770	(2,500)	150,270	128,036		128,036
General and administrative expenses	39,871	(394)	39,477	33,443		33,443
Reimbursed expenses	9,150		9,150	9,329		9,329
Cost of services	9,509		9,509	4,464		4,464
Depreciation and amortization	5,944		5,944	3,742		3,742
Restructuring charges, net	3,682	(3,682)	—	—		—

Total operating expenses	220,926	(6,576)	214,350	179,014	—	179,014

Operating income	16,661	6,576	23,237	17,009	—	17,009
Other income, net	2,267		2,267	(1,017)		(1,017)
Interest expense, net	(591)		(591)	(599)		(599)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	18,337	6,576	24,913	15,393		15,393
Income tax provision (1) (2)	7,385	2,005	9,390	5,605		5,605
Equity in earnings of unconsolidated subsidiaries, net	465		465	630		630

Net income	$11,417	$4,571	$15,988	$10,418	$—	$10,418

Earnings per common share:
Basic	$0.24		$0.34	$0.22		$0.22

Diluted	$0.24		$0.33	$0.22		$0.22

Weighted-average common shares outstanding:
Basic	47,665		47,665	46,810		46,810

Diluted	48,519		48,519	47,655		47,655

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 38% for the as adjusted amounts for the three months ended July 31, 2013.
(2)	The three months ended July 31, 2013 includes the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended July 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$136,655	$60,062	$31,720	$—	$228,437

Net income					$11,417
Other income, net					(2,267)
Interest expense, net					591
Income tax provision					7,385
Equity in earnings of unconsolidated subsidiaries, net					(465)

Operating income (loss)	$28,280	$4,335	$2,545	$(18,499)	16,661
Depreciation and amortization	1,778	2,897	408	861	5,944
Other income, net	381	8	565	1,313	2,267
Equity in earnings of unconsolidated subsidiaries, net	102	—	—	363	465

EBITDA	30,541	7,240	3,518	(15,962)	25,337

EBITDA margin	22.3%	12.1%	11.1%		11.1%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	2,500	2,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$31,877	$8,389	$4,652	$(13,005)	$31,913

Adjusted EBITDA margin	23.3%	14.0%	14.7%		14.0%

	Three Months Ended July 31, 2012
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$127,446	$28,392	$30,856	$—	$186,694

Net income					$10,418
Other loss, net					1,017
Interest expense, net					599
Income tax provision					5,605
Equity in earnings of unconsolidated subsidiaries, net					(630)

Operating income (loss)	$22,449	$4,262	$3,182	$(12,884)	17,009
Depreciation and amortization	2,206	617	296	623	3,742
Other income (loss), net	58	15	9	(1,099)	(1,017)
Equity in earnings of unconsolidated subsidiaries, net	227	—	—	403	630

EBITDA	24,940	4,894	3,487	(12,957)	20,364

EBITDA margin	19.6%	17.2%	11.3%		10.9%

Adjusted EBITDA	$24,940	$4,894	$3,487	$(12,957)	$20,364

Adjusted EBITDA margin	19.6%	17.2%	11.3%		10.9%